EXHIBIT 99

FARMER MAC NEWS

FOR IMMEDIATE RELEASE	CONTACT
August 11, 2008	Mary Waters
Farmer Mac
202-872-7700

Farmer Mac Reports Second Quarter Results

Guarantee Portfolio at Record $9.8 Billion,
Core Earnings Up 28% for the Period

Washington, D.C. — The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGM.A) today announced that its core earnings for the quarter ended June 30, 2008 increased 28% over the comparable quarter in 2007.  Farmer Mac’s strong core earnings were driven by higher net interest income attributable to Farmer Mac’s more favorable short-term funding costs, relative to the rates on related investments, loans, and Farmer Mac Guaranteed Securities, as well as ongoing fee income from the Corporation’s record $9.8 billion guarantee portfolio.

Farmer Mac reports financial results based on its core earnings and on a GAAP basis.  Farmer Mac uses core earnings to measure corporate economic performance and develop financial plans because, in management’s view, core earnings more accurately represent Farmer Mac’s economic performance, transaction economics and business trends before the effects on earnings of changes in the fair values of financial derivatives and trading assets.  Those changes reflect the application of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”) and Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115 (“SFAS 159”).  Investors and securities analysts have previously relied upon similar measures to evaluate Farmer Mac’s historical and future performance.  Farmer Mac’s disclosure of this non-GAAP measure is not intended to replace GAAP information but, rather, to supplement it.

Core earnings were $7.1 million or $0.70 per diluted share for second quarter 2008, compared to $5.5 million or $0.53 per diluted share for second quarter 2007.  For the six months ended June 30, 2008, core earnings were $17.6 million or $1.76 per diluted share, compared to $11.7 million or $1.10 per diluted share for the six months ended June 30, 2007.  On a GAAP basis, Farmer Mac’s second quarter 2008 net income available to common stockholders was $21.4 million, or $2.13 per diluted share, compared to $18.4 million or $1.74 per diluted share for second quarter 2007.  For the six months ended June 30, 2008, net income available to common stockholders was $13.2 million or $1.31 per diluted share, compared to $22.3 million or $2.10 per diluted share for the six months ended June 30, 2007.

Farmer Mac President and Chief Executive Officer Henry D. Edelman stated, “We are pleased with our continued strong performance, as evidenced by our second quarter core earnings.  To date, the credit issues that have arisen in the housing and consumer sectors of the economy have not affected the agricultural economy in general, or Farmer Mac’s guarantee portfolio in particular.  Reflecting the effectiveness of Farmer Mac’s ongoing credit risk management and the strength of the U.S. agricultural economy, 90-day delinquencies in Farmer Mac’s guarantee portfolio dropped to historically low levels as of June 30, 2008, in terms of both dollars and percentages.  Those delinquencies totaled $5.2 million, representing just 0.11 percent of the portfolio.

“Farmer Mac’s net interest income and guarantee fee income were major drivers of the year over year increase in core earnings for second quarter 2008.  This increase in core earnings was achieved notwithstanding the volatility of the capital markets during 2008.  While it is not possible to predict how long Farmer Mac’s short-term borrowing spreads will continue to be as favorable as they were during second quarter, relative to yields on program and non-program assets, Farmer Mac’s guarantee fee income should continue to grow commensurate with outstanding business volume.”  Those components of income are independent of Farmer Mac’s strong credit performance.

Both Farmer Mac’s core and GAAP earnings for the three and six month periods ended June 30, 2008 reflect an other-than-temporary impairment loss of $5.3 million recorded in second quarter 2008 to write down an investment in Fannie Mae preferred stock to its fair value of $47.2 million as of June 30, 2008.  Subsequent to June 30, 2008, this security experienced further price declines and volatility.  As of August 1, 2008, the fair value was $30.6 million.  If this security does not otherwise recover in value, additional impairment losses would be recognized during third quarter 2008.

Farmer Mac’s net interest yield, adjusted for the effects of SFAS 133, was 113 basis points ($32.2 million) for the first half of 2008, compared to 70 basis points ($17.6 million) for the corresponding period in 2007. Throughout 2007 and second quarter 2008, Farmer Mac’s long-term interest rate sensitivity remained low, despite the significant change in the yield curve during that time.  Farmer Mac’s effective duration gap was plus 0.9 months as of June 30, 2008, compared to plus 0.8 months as of March 31, 2008.

Mr. Edelman further observed, “Much of Farmer Mac’s business volume in recent years resulted from our ongoing efforts to diversify Farmer Mac’s marketing focus to include large program transactions that emphasize high asset quality, with greater protection against adverse credit performance and commensurately lower compensation for the assumption of credit risk and administrative costs, resulting in projected risk-adjusted marginal returns on equity approximately equal to those of other Farmer Mac program transactions.  These transactions tend to be larger portfolio transactions that have ranged up to $1.0 billion.  On May 22, 2008, Congress enacted into law the Food, Conservation and Energy Act of 2008 (the “Farm Bill”), which expanded Farmer Mac’s authorities to include providing a secondary market for rural electric and telephone loans made by cooperative lenders.  During second quarter 2008, Farmer Mac placed its guarantee on $430.7 million of securities representing interests in rural electric cooperative loans and $900.0 million principal amount of obligations collateralized by rural electric cooperative loans previously held as mission-related investments under authority granted by the Farm Credit Administration (“FCA”).  Farmer Mac has prospects for additional large portfolio transactions, and believes important new business will result from this expansion of its authorities; however, at the present time, no assurance can be given as to the certainty or timing of any such future transactions.”

Non-GAAP Performance Measures

A reconciliation of Farmer Mac’s GAAP net income available to common stockholders to core earnings is presented in the following table.

Reconciliation of GAAP Net Income Available to Common Stockholders to Core Earnings

	Three Months Ended				Six Months Ended
	June 30, 2008		June 30, 2007		June 30, 2008		June 30, 2007
	(in thousands, except per share amounts)
		Per		Per		Per		Per
		Diluted		Diluted		Diluted		Diluted
		Share		Share		Share		Share

GAAP net income available
to common stockholders	$21,431	$2.13	$18,369	$1.74	$13,174	$1.31	$22,291	$2.10

Less the effects of SFAS 133
and SFAS 159:
Unrealized gains/(losses)
on financial derivatives, net of tax	25,102	2.49	11,959	1.13	(311)	(0.03)	9,310	0.88

Unrealized losses on
trading assets, net of tax	(11,224)	(1.11)	-	-	(4,652)	(0.47)	-	-

Net effects of settlements on
agency forward contracts,
net of tax	461	0.05	889	0.08	507	0.05	1,234	0.12

Core earnings	$ 7,092	$0.70	$ 5,521	$0.53	$17,630	$1.76	$11,747	$1.10

More complete information on Farmer Mac’s performance for the quarter ended June 30, 2008 is set forth in the Form 10-Q filed with the SEC by Farmer Mac.

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects and business developments.  Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties.  Various factors or events could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding:  (1) lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (2) increases in general and administrative expenses attributable to growth of the business and regulatory environment, including the hiring of additional personnel with expertise in key functional areas; (3) the rate and direction of development of the secondary market for agricultural mortgage and rural utilities loans; (4) the general rate of growth in agricultural mortgage and rural utilities indebtedness; (5) borrower preferences for fixed-rate agricultural mortgage indebtedness; (6) legislative or regulatory developments that could affect Farmer Mac; (7) the willingness of investors to invest in Farmer Mac Guaranteed Securities; (8) developments in the financial markets, including possible investor, analyst and rating agency reactions to events involving government-sponsored enterprises, including Farmer Mac; and (9) fluctuations in the value and liquidity of assets held by Farmer Mac, particularly auction-rate certificates and Fannie Mae preferred stock.  Other risk factors are discussed in Farmer Mac’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (SEC) on March 17, 2008 and in Farmer Mac’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed with the SEC.  The forward-looking statements contained in this release represent management’s expectations as of the date of this release.  Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect any future events or circumstances, except as otherwise mandated by the SEC.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and rural utilities loans and to facilitate capital market funding for USDA-guaranteed farm program and rural development loans.  Farmer Mac’s Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively.  Additional information about Farmer Mac (as well as the Annual Report on Form 10-K and Quarterly Report on Form 10-Q referenced above) is available on Farmer Mac’s website at www.farmermac.com.  The conference call to discuss Farmer Mac’s second quarter 2008 earnings and the Corporation’s Form 10-Q for second quarter 2008 will be webcast on Farmer Mac’s website beginning at 11:00 a.m. eastern time, Tuesday, August 12, 2008, and an audio recording of that call will be available for two weeks on Farmer Mac’s website after the call is concluded.

* * * *